Exhibit 99.1

Trimble Reports First Quarter 2017 Results

•	First Quarter 2017 Revenue $613.9 million

•	GAAP Diluted Earnings Per Share $0.20; Non-GAAP Diluted Earnings Per Share $0.33

SUNNYVALE, Calif., April 27, 2017 - Trimble Inc. (NASDAQ: TRMB) today announced financial results for the first quarter of 2017.

First Quarter 2017 Financial Summary

First quarter 2017 revenue of $613.9 million was up 5 percent as compared to the first quarter of 2016. As previously announced, Trimble has changed the reporting of its segment financial results to better reflect the Company’s customer base and end markets, and our first quarter results are based on these new segments. Buildings and Infrastructure revenue was $188.1 million, up 8 percent. Geospatial revenue was $149.8 million, down 2 percent. Resources and Utilities revenue was $119.9 million, up 5 percent. Transportation revenue was $156.1 million, up 9 percent.

GAAP operating income was $56.6 million, up 89 percent as compared to the first quarter of 2016. GAAP operating margin was 9.2 percent of revenue as compared to 5.1 percent of revenue in the first quarter of 2016.

GAAP net income was $50.5 million, up 155 percent as compared to the first quarter of 2016. Diluted GAAP earnings per share were $0.20 as compared to diluted GAAP earnings per share of $0.08 in the first quarter of 2016.

Non-GAAP operating income of $109.2 million was up 23 percent as compared to the first quarter of 2016. Non-GAAP operating margin was 17.8 percent of revenue as compared to 15.1 percent of revenue in the first quarter of 2016.

Non-GAAP net income of $84.8 million was up 31 percent as compared to the first quarter of 2016. Diluted non-GAAP earnings per share were $0.33 as compared to diluted non-GAAP earnings per share of $0.25 in the first quarter of 2016.

The GAAP tax rate for the quarter was 23 percent as compared to 33 percent in the first quarter of 2016, and the non-GAAP tax rate was 23 percent as compared to 24 percent in the first quarter of 2016.

Operating cash flow for the first quarter of 2017 was $102.9 million, down 10 percent as compared to the first quarter of 2016. Deferred revenue for the first quarter of 2017 was $337.0 million, up 5 percent as compared to the first quarter of 2016.

During the first quarter, Trimble repurchased approximately 0.5 million shares of its common stock for $14.2 million. Approximately $116 million remains under the current share repurchase authorization as of the end of the first quarter.

“We continued to demonstrate progression in the first quarter, with accelerating revenue growth and significant margin improvement,” said Steven W. Berglund, Trimble’s president and chief executive officer. “Our outlook for the remainder of the year anticipates continuing year-over-year improvement in both revenue and profitability.”

Forward Looking Guidance

For the second quarter of 2017 Trimble expects revenue to be between $625 million and $655 million with GAAP earnings per share of $0.16 to $0.22 and non-GAAP earnings per share of $0.33 to $0.38. Non-GAAP guidance excludes the amortization of intangibles of $35 million related to previous acquisitions, anticipated acquisition costs of $3 million, the anticipated impact of stock-based compensation expense of $15 million, and $2 million in anticipated restructuring charges. GAAP guidance assumes a tax rate of 22 percent and non-GAAP guidance assumes a tax rate of 23 percent. Both GAAP and non-GAAP earnings per share assume approximately 257 million shares outstanding.

Investor Conference Call / Webcast Details

Trimble will hold a conference call on April 27 at 2:00 p.m. PT to review its first quarter 2017 results. An accompanying slide presentation will be made available on the “Investors” section of the Trimble Website, www.trimble.com, under the subheading “Events & Presentations”. The call will be broadcast live on the Web at http://investor.trimble.com. Investors without Internet access may dial into the call at (800) 528-9198 (U.S.) or (702) 928-6633 (international). The passcode is 8299038. The replay will also be available on the Web at the address above.

Use of Non-GAAP Financial Information

To help our investors understand our past financial performance and our future results, as well as our performance relative to competitors, we supplement the financial results that we provide in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures. These non-GAAP measures can be used to evaluate our historical and prospective financial performance, as well as our performance relative to competitors. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business, and to make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. Further, we believe some of our investors track our “core operating performance” as a means of evaluating our performance in the ordinary, ongoing, and customary course of our operations. Core operating performance excludes items that are non-cash, not expected to recur or not reflective of ongoing financial results. Management also believes that looking at our core operating performance provides a supplemental way to provide consistency in period to period comparisons.

The specific non-GAAP measures, which we use along with a reconciliation to the nearest comparable GAAP measures and the explanation for why these non-GAAP measures provide useful information to investors regarding our financial condition and results of operations and why management chose to exclude selected items can be found at the end of this release. The method we use to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies. Our non-GAAP results are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to the comparable GAAP results, which is attached to this earnings release. Additional financial information about our use of non-GAAP results can be found on the investor relations page of our Web site at: http://investor.trimble.com.

Segment Information

For a description of our new reporting segments, and financial segment information for fiscal years 2014, 2015, 2016, and the first quarter of fiscal 2017, please visit the Investor Relations section of the Company’s Website at: http://investor.trimble.com.

About Trimble

Trimble is transforming the way the world works by delivering products and services that connect the physical and digital worlds. Core technologies in positioning, modeling, connectivity and data analytics enable customers to improve productivity, quality, safety and sustainability. From purpose built products to enterprise lifecycle solutions, Trimble software, hardware and services are transforming a broad range of industries such as agriculture, construction, geospatial and transportation and logistics. For more information about Trimble (NASDAQ:TRMB), visit: www.trimble.com.

Safe Harbor

Certain statements made in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include expectations for future financial market and economic conditions, the potential for growth and margin expansion in 2017, the impact of acquisitions, the ability to deliver revenue, earnings per share and other financial projections that Trimble has guided for the second quarter of 2017, including the expected tax rate, anticipated impact of stock-based compensation expense, amortization of intangibles related to previous acquisitions, anticipated acquisition costs, restructuring charges, and the anticipated number of diluted shares outstanding. These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this press release due to certain risks and uncertainties. The Company’s results may be adversely affected if the Company is unable to market, manufacture and ship new products, obtain new customers, or integrate new acquisitions. The Company’s results would also be negatively impacted by weakening in the macro environment or foreign exchange fluctuations, or the imposition of barriers to international trade. Any failure to achieve predicted results could negatively impact the Company’s revenues, cash flow from operations, and other financial results. The Company’s financial results will also depend on a number of other factors and risks detailed from time to time in reports filed with the SEC, including its quarterly reports on Form 10-Q and its annual report on Form 10- K, such as changes in economic conditions, further worsening in the geospatial market, critical part supply chain shortages, and possible write-offs of goodwill. Undue reliance should not be placed on any forward-looking statement contained herein, especially in light of greater uncertainty than normal in the economy in general. These statements reflect the Company’s position as of the date of this release. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company’s expectations or any change of events, conditions, or circumstances on which any such statement is based.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share data)

(Unaudited)

	First Quarter of
	2017	2016

Revenue:
Product	$405.4	$393.6
Service	106.8	101.6
Subscription	101.7	87.8

Total revenue	613.9	583.0

Cost of sales:
Product	194.4	190.0
Service	47.1	41.6
Subscription	26.8	26.7
Amortization of purchased intangible assets	19.0	24.1

Total cost of sales	287.3	282.4

Gross margin	326.6	300.6

Gross margin (%)	53.2%	51.6%

Operating expense:
Research and development	88.7	87.7
Sales and marketing	94.8	96.7
General and administrative	69.3	68.3
Restructuring charges	2.9	1.8
Amortization of purchased intangible assets	14.3	16.2

Total operating expense	270.0	270.7

Operating income	56.6	29.9

Non-operating income (expense), net:
Interest expense, net	(6.1)	(6.6)
Foreign currency transaction gain (loss), net	1.4	(0.1)
Income from equity method investments, net	4.2	2.9
Other income, net	9.5	3.3

Total non-operating income (expense), net	9.0	(0.5)

Income before taxes	65.6	29.4

Income tax provision	15.1	9.7

Net income	50.5	19.7
Less: Net loss attributable to noncontrolling interests	—	(0.1)

Net income attributable to Trimble Inc.	$50.5	$19.8

Earnings per share attributable to Trimble Inc.:
Basic	$0.20	$0.08

Diluted	$0.20	$0.08

Shares used in calculating earnings per share:
Basic	252.0	251.0

Diluted	255.9	254.0

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	First Quarter of	Fiscal Year End
As of	2017	2016
Assets

Current assets:
Cash and cash equivalents	$280.8	$216.1
Short-term investments	141.8	111.1
Accounts receivable, net	394.7	354.8
Other receivables	30.5	35.4
Inventories	221.1	218.8
Other current assets	46.6	42.5

Total current assets	1,115.5	978.7

Property and equipment, net	142.8	144.2
Goodwill	2,128.6	2,077.6
Other purchased intangible assets, net	361.6	333.3
Other non-current assets	148.9	140.0

Total assets	$3,897.4	$3,673.8

Liabilities and Shareholders’ Equity

Current liabilities:
Short-term debt	$138.3	$130.3
Accounts payable	115.9	109.8
Accrued compensation and benefits	85.8	97.5
Deferred revenue	299.3	246.5
Accrued warranty expense	17.4	17.2
Other current liabilities	102.6	86.9

Total current liabilities	759.3	688.2

Long-term debt	509.8	489.6
Non-current deferred revenue	37.7	37.7
Deferred income tax liabilities	39.2	38.8
Other non-current liabilities	130.5	113.8

Total liabilities	1,476.5	1,368.1

Stockholders’ equity:
Common stock	0.3	0.3
Additional paid-in-capital	1,399.4	1,348.3
Retained earnings	1,216.1	1,177.1
Accumulated other comprehensive loss	(194.8)	(219.9)

Total Trimble Inc. stockholders’ equity	2,421.0	2,305.8
Noncontrolling interests	(0.1)	(0.1)

Total stockholders’ equity	2,420.9	2,305.7

Total liabilities and stockholders’ equity	$3,897.4	$3,673.8

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	First Quarter of
	2017	2016

Cash flow from operating activities:
Net Income	$50.5	$19.7

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	8.9	9.1
Amortization expense	33.3	40.3
Provision for doubtful accounts	—	0.6
Deferred income taxes	0.2	(0.1)
Stock-based compensation	13.7	13.7
Income from equity method investments	(4.2)	(2.9)
Divestiture gain, net	(8.1)	(3.1)
Provision for excess and obsolete inventories	1.9	4.1
Other non-cash items	(2.5)	0.7

Decrease (increase) in assets:
Accounts receivables	(34.8)	(14.1)
Other receivables	3.9	(2.2)
Inventories	(2.3)	3.1
Other current and non-current assets	(8.0)	(4.9)

Increase (decrease) in liabilities:
Accounts payable	3.6	11.9
Accrued compensation and benefits	(14.7)	(13.5)
Deferred revenue	49.6	54.1
Accrued warranty	0.1	(0.7)
Other liabilities	11.8	(1.4)

Net cash provided by operating activities	102.9	114.4

Cash flow from investing activities:
Acquisitions of businesses, net of cash acquired	(79.2)	(15.8)
Acquisitions of property and equipment	(5.7)	(4.9)
Purchases of equity method investments	—	(0.4)
Purchases of short-term investments	(59.0)	—
Net proceeds from sale of businesses	19.2	8.1
Proceeds from maturities of short-term investments	24.4	—
Proceeds from sales of short-term investments	3.9	—
Dividends received from equity method investments	1.5	5.0
Other	0.4	(0.3)

Net cash used in investing activities	(94.5)	(8.3)

Cash flow from financing activities:
Issuance of common stock, net of tax withholdings	39.6	16.1
Repurchases and retirement of common stock	(14.2)	(12.2)
Proceeds from debt and revolving credit lines	252.0	92.0
Payments on debt and revolving credit lines	(226.1)	(147.0)

Net cash provided by (used in) financing activities	51.3	(51.1)

Effect of exchange rate changes on cash and cash equivalents	5.0	3.7

Net increase in cash and cash equivalents	64.7	58.7
Cash and cash equivalents - beginning of period	216.1	116.0

Cash and cash equivalents - end of period	$280.8	$174.7

REPORTING SEGMENTS

(Dollars in millions)

(Unaudited)

	Reporting Segments
	Buildings		Resources
	and		and
	Infrastructure	Geospatial	Utilities	Transportation

FIRST QUARTER OF FISCAL 2017 :
Revenue	$188.1	$149.8	$119.9	$156.1

Operating income before corporate allocations	$32.7	$27.9	$42.2	$24.8
Operating margin (% of segment external net revenue)	17.4%	18.6%	35.2%	15.9%

FIRST QUARTER OF FISCAL 2016 :
Revenue	$173.7	$152.2	$113.8	$143.3

Operating income before corporate allocations	$22.4	$26.1	$34.9	$23.8
Operating margin (% of segment external net revenue)	12.9%	17.1%	30.7%	16.6%

GAAP TO NON-GAAP RECONCILIATION

(Dollars in millions, except per share data)

(Unaudited)

		First Quarter of
		2017		2016
		Dollar	% of	Dollar	% of
		Amount	Revenue	Amount	Revenue
GROSS MARGIN:
GAAP gross margin:		$326.6	53.2%	$300.6	51.6%
Restructuring charges	(A)	0.5	0.1%	0.3	0.1%
Amortization of purchased intangible assets	(B)	19.0	3.1%	24.1	4.0%
Stock-based compensation	(C)	0.8	0.1%	1.0	0.2%
Amortization of acquisition-related inventory step-up	(D)	0.1	—%	—	—%

Non-GAAP gross margin:		$347.0	56.5%	$326.0	55.9%

OPERATING EXPENSES:
GAAP operating expenses:		$270.0	44.0%	$270.7	46.4%
Restructuring charges	(A)	(2.9)	(0.6)%	(1.8)	(0.3)%
Amortization of purchased intangible assets	(B)	(14.3)	(2.3)%	(16.2)	(2.8)%
Stock-based compensation	(C)	(12.9)	(2.1)%	(12.7)	(2.2)%
Acquisition / divestiture items	(E)	(2.1)	(0.3)%	(1.6)	(0.3)%
Executive transition costs	(F)	—	—%	(0.9)	(0.1)%

Non-GAAP operating expenses:		$237.8	38.7%	$237.5	40.7%

OPERATING INCOME:
GAAP operating income:		$56.6	9.2%	$29.9	5.1%
Restructuring charges	(A)	3.4	0.7%	2.1	0.4%
Amortization of purchased intangible assets	(B)	33.3	5.4%	40.3	6.8%
Stock-based compensation	(C)	13.7	2.2%	13.7	2.4%
Amortization of acquisition-related inventory step-up	(D)	0.1	—%	—	—%
Acquisition / divestiture items	(E)	2.1	0.3%	1.6	0.3%
Executive transition costs	(F)	—	—%	0.9	0.1%

Non-GAAP operating income:		$109.2	17.8%	$88.5	15.1%

NON-OPERATING INCOME (EXPENSE), NET:
GAAP non-operating income (expense), net:		$9.0		$(0.5)
Acquisition / divestiture items	(E)	(8.1)		(3.1)

Non-GAAP non-operating income (expense), net:		$0.9		$(3.6)

			GAAP and		GAAP and
			Non-GAAP		Non-GAAP
			Tax Rate % (I)		Tax Rate % (I)
INCOME TAX PROVISION:
GAAP income tax provision:		$15.1	23%	$9.7	33%
Non-GAAP items tax effected	(G)	10.2		18.3
Difference in GAAP and Non-GAAP tax rate	(H)	—		(7.5)

Non-GAAP income tax provision:		$25.3	23%	$20.5	24%

NET INCOME:
GAAP net income attributable to Trimble Inc.		$50.5		$19.8
Restructuring charges	(A)	3.4		2.1
Amortization of purchased intangible assets	(B)	33.3		40.3
Stock-based compensation	(C)	13.7		13.7
Amortization of acquisition-related inventory step-up	(D)	0.1		—
Acquisition / divestiture items	(E)	(6.0)		(1.5)
Executive transition costs	(F)	—		0.9
Non-GAAP tax adjustments	(G) + (H)	(10.2)		(10.8)

Non-GAAP net income attributable to Trimble Inc.		$84.8		$64.5

DILUTED NET INCOME PER SHARE:
GAAP diluted net income per share attributable to Trimble Inc.		$0.20		$0.08
Restructuring charges	(A)	0.01		0.01
Amortization of purchased intangible assets	(B)	0.13		0.16
Stock-based compensation	(C)	0.05		0.05
Amortization of acquisition-related inventory step-up	(D)	—		—
Acquisition / divestiture items	(E)	(0.02)		(0.01)
Executive transition costs	(F)	—		—
Non-GAAP tax adjustments	(G) + (H)	(0.04)		(0.04)

Non-GAAP diluted net income per share attributable to Trimble Inc.		$0.33		$0.25

FOOTNOTES TO GAAP TO NON-GAAP RECONCILIATION

(Unaudited)

Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures. The non-GAAP financial measures included in the previous table as well as detailed explanations to the adjustments to comparable GAAP measures, are set forth below:

Non-GAAP gross margin

We believe our investors benefit by understanding our non-GAAP gross margin as a way of understanding how product mix, pricing decisions and manufacturing costs influence our business. Non-GAAP gross margin excludes restructuring charges, amortization of purchased intangible assets, stock-based compensation and amortization of acquisition-related inventory step-up from GAAP gross margin. We believe that these exclusions offer investors additional information that may be useful to view trends in our gross margin performance.

Non-GAAP operating expenses

We believe this measure is important to investors evaluating our non-GAAP spending in relation to revenue. Non-GAAP operating expenses exclude restructuring charges, amortization of purchased intangible assets, stock-based compensation, acquisition/divestiture costs associated with external and incremental costs resulting directly from merger and acquisition activities such as legal, due diligence, and integration costs, and executive transition costs from GAAP operating expenses. We believe that these exclusions offer investors supplemental information to facilitate comparison of our operating expenses to our prior results.

Non-GAAP operating income

We believe our investors benefit by understanding our non-GAAP operating income trends which are driven by revenue, gross margin, and spending. Non-GAAP operating income excludes restructuring charges, amortization of purchased intangible assets, stock-based compensation, amortization of acquisition-related inventory step-up, acquisition/divestiture costs associated with external and incremental costs resulting directly from merger and acquisition activities such as legal, due diligence, and integration costs, and executive transition costs. We believe that these exclusions offer an alternative means for our investors to evaluate current operating performance compared to results of other periods.

Non-GAAP non-operating income (expense), net

We believe this measure helps investors evaluate our non-operating income trends. Non-GAAP non-operating income (expense), net excludes acquisition/divestiture gains/losses associated with unusual acquisition related items such as intangible asset impairment charges and gains or losses related to the acquisition or sale of certain businesses and investments. We believe that these exclusions provide investors with a supplemental view of our ongoing financial results.

Non-GAAP income tax provision

We believe that providing investors with the non-GAAP income tax provision is beneficial because it provides for consistent treatment of the excluded items in our non-GAAP presentation.

Non-GAAP net income

This measure provides a supplemental view of net income trends which are driven by non-GAAP income before taxes and our non-GAAP tax rate. Non-GAAP net income excludes restructuring charges, amortization of purchased intangible assets, stock-based compensation, amortization of acquisition-related inventory step-up, acquisition/divestiture costs, executive transition costs, and non-GAAP tax adjustments from GAAP net income. We believe our investors benefit from understanding these exclusions and from an alternative view of our net income performance as compared to our past net income performance.

Non-GAAP diluted net income per share

We believe our investors benefit by understanding our non-GAAP operating performance as reflected in a per share calculation as a way of measuring non-GAAP operating performance by ownership in the company. Non-GAAP diluted net income per share excludes restructuring charges, amortization of purchased intangible assets, stock-based compensation, amortization of acquisition-related inventory step-up, acquisition/divestiture costs, executive transition costs, and non-GAAP tax adjustments from GAAP diluted net income per share. We believe that these exclusions offer investors a useful view of our diluted net income per share as compared to our past diluted net income per share.

These non-GAAP measures can be used to evaluate our historical and prospective financial performance, as well as our performance relative to competitors. We believe some of our investors track our “core operating performance” as a means of evaluating our performance in the ordinary, ongoing, and customary course of our operations. Core operating performance excludes items that are non-cash, not expected to recur or not reflective of ongoing financial results. Management also believes that looking at our core operating performance provides a supplemental way to provide consistency in period to period comparisons. Accordingly, management excludes from non-GAAP those items relating to restructuring charges, amortization of purchased intangible assets, stock-based compensation, amortization of acquisition-related inventory step-up, acquisition/divestiture costs, executive transition costs, litigation expenses and non-GAAP tax adjustments. For detailed explanations of the adjustments made to comparable GAAP measures, see items (A) - ( I ) below.

(A)	Restructuring charges. Included in our GAAP presentation of cost of sales and operating expenses, restructuring charges recorded are primarily for employee compensation resulting from reductions in employee headcount in connection with our company restructurings. We exclude restructuring charges from our non-GAAP measures because we believe they do not reflect expected future operating expenses, they are not indicative of our core operating performance, and they are not meaningful in comparisons to our past operating performance. We have incurred restructuring expense in each of the periods presented. However the amount incurred can vary significantly based on whether a restructuring has occurred in the period and the timing of headcount reductions.
(B)	Amortization of purchased intangible assets. Included in our GAAP presentation of gross margin and operating expenses is amortization of purchased intangible assets. U.S. GAAP accounting requires that intangible assets are recorded at fair value and amortized over their useful lives. Consequently, the timing and size of our acquisitions will cause our operating results to vary from period to period, making a comparison to past performance difficult for investors. This accounting treatment may cause differences when comparing our results to companies that grow internally because the fair value assigned to the intangible assets acquired through acquisition may significantly exceed the equivalent expenses that a company may incur for similar efforts when performed internally. Furthermore, the useful life that we use to amortize our intangible assets over may be substantially different from the time period that an internal growth company incurs and recognizes such expenses. We believe that by excluding the amortization of purchased intangible assets, which primarily represents technology and/or customer relationships already developed, it provides an alternative way for investors to compare our operations pre-acquisition to those post-acquisitions and to those of our competitors that have pursued internal growth strategies. However, we note that companies that grow internally will incur costs to develop intangible assets that will be expensed in the period incurred, which may make a direct comparison more difficult.
(C)	Stock-based compensation. Included in our GAAP presentation of cost of sales and operating expenses, stock-based compensation consists of expenses for employee stock options and awards and purchase rights under our employee stock purchase plan. We exclude stock-based compensation expense from our non-GAAP measures because some investors may view it as not reflective of our core operating performance as it is a non-cash expense. For the first quarter of fiscal years 2017 and 2016, stock-based compensation was allocated as follows:

	First Quarter of
(Dollars in millions)	2017	2016
Cost of sales	$0.8	$1.0
Research and development	2.4	2.3
Sales and marketing	2.2	2.0
General and administrative	8.3	8.4

	$13.7	$13.7

(D)	Amortization of acquisition-related inventory step-up. The purchase accounting entries associated with our business acquisitions require us to record inventory at its fair value, which is sometimes greater than the previous book value of the inventory. Included in our GAAP presentation of cost of sales, the increase in inventory value is amortized to cost of sales over the period that the related product is sold. We exclude inventory step-up amortization from our non-GAAP measures because it is a non-cash expense that we do not believe is indicative of our ongoing operating results. We further believe that excluding this item from our non-GAAP results is useful to investors in that it allows for period-over-period comparability.
(E)	Acquisition / divestiture items. Included in our GAAP presentation of operating expenses, acquisition costs consist of external and incremental costs resulting directly from merger and acquisition and strategic investment activities such as legal, due diligence, and integration costs, as well as adjustments to the fair value of earn-out liabilities. Included in our GAAP presentation of non-operating income (expense), net, acquisition / divestiture items includes unusual acquisition, investment, and/or divestiture gains/losses. Although we do numerous acquisitions, the costs that have been excluded from the non-GAAP measures are costs specific to particular acquisitions. These are one-time costs that vary significantly in amount and timing and are not indicative of our core operating performance.
(F)	Executive transition costs. Included in our GAAP presentation of operating expenses are amounts paid to the Company’s former CFO upon his departure under the terms of his executive severance agreement. We excluded these payments from our non-GAAP measures because they represent non-recurring expenses and are not indicative of our ongoing operating expenses. We further believe that excluding the executive transition costs from our non-GAAP results is useful to investors in that it allows for period-over-period comparability.
(G)	Non-GAAP items tax effected. This amount adjusts the provision for income taxes to reflect the effect of the non-GAAP items (A) - (F) on non-GAAP net income. We believe this information is useful to investors because it provides for consistent treatment of the excluded items in this non-GAAP presentation.
(H)	Difference in GAAP and Non-GAAP tax rate. This amount represents the difference between the GAAP and Non-GAAP tax rates applied to the Non-GAAP operating income plus the Non-GAAP non-operating income (expense), net.
(I)	GAAP and non-GAAP tax rate %. These percentages are defined as GAAP income tax provision as a percentage of GAAP income before taxes and non-GAAP income tax provision as a percentage of non-GAAP income before taxes. We believe that investors benefit from a presentation of non-GAAP tax rate percentage as a way of facilitating a comparison to non-GAAP tax rates in prior periods.